UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01      Changes in Registrant’s Certifying Accountant.

On August 21, 2017, the Audit Committee of the Board of Directors of Cherokee Inc. (the “Company”), dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. Additionally, on August 21, 2017, the Audit Committee of the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, which engagement became effective on August 24, 2017.

During the fiscal years ended January 28, 2017 and January 30, 2016, and in the subsequent interim period through August 21,  2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended January 28, 2017 and January 30, 2016, and in the subsequent interim period through August 21,  2017, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) related to material weaknesses in the Company’s internal control over financial reporting, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (the “2017 Form 10-K”). The Company’s management concluded that as of January 28, 2017 the Company’s internal control over financial reporting was not effective because of the existence of material weaknesses related to the Company’s controls over its closing processes in connection with the consolidation of the newly acquired operations of Hi-Tec International Holdings B.V. (“Hi-Tec Holdings”) and over its application of purchase accounting principles in connection with its acquisition of Hi-Tec Holdings.  These material weaknesses  were described in Item 9A of the 2017 Form 10-K, which description is incorporated herein by reference. E&Y’s audit report dated May 18, 2017 with respect to the Company’s internal control over financial reporting as of January 28, 2017 (the “E&Y Internal Control Report”) opined that the Company did not maintain effective internal control over financial reporting as of January 28, 2017 because of these material weaknesses, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the “COSO Criteria”). The Audit Committee of the Company’s Board of Directors has discussed the subject matter of these material weaknesses with E&Y and has authorized E&Y to respond fully to the inquiries of any successor accountant concerning these material weaknesses.

As of the date of this Current Report on Form 8-K, these material weaknesses have not been fully remediated and the Company’s remediation efforts continue.

The audit report of E&Y on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended January 28, 2017 and January 30, 2016 (the “E&Y Audit Report”) did not contain an adverse opinion or a disclaimer of opinion, and the E&Y Audit Report was not qualified or modified as to uncertainty, audit scope or accounting principles. The E&Y Audit Report references the E&Y Internal Control Report’s adverse opinion on the Company’s internal control over financial reporting, based on the COSO Criteria.

The Company provided E&Y with a copy of this Current Report on Form 8-K and requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of the letter furnished by E&Y in response to this request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended January 28, 2017 and January 30, 2016, and in the subsequent interim period through August 21, 2017, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K).

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter, dated August 25, 2017, from Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.
Date: August 25, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer